UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
SECURITIES AND EXCHANGE ACT OF 1934

February 14, 2005

Date of Report (Date of earliest event reported)

ARDEN REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	000-30571	95-4599813
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

11601 Wilshire Boulevard

Fourth Floor
Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(310) 966-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 14, 2005, Arden Realty Limited Partnership (the “Registrant”) amended its unsecured term loans totaling $125 million pursuant to two separate amendments, each an Amendment No. 3 to Term Loan Agreements between the Registrant, as borrower, and a group of banks led by Wells Fargo Bank, National Association. The amendments extend the maturity date of both term loans from June 13, 2006 to February 14, 2012.

In conjunction with this extension, the Registrant entered into a series of interest rate swap agreements to fix the interest rate on these loans.

Under these interest rate swap agreements, these loans will bear interest as follows:

Period	Fixed Rate
6/2006 - 5/2007	5.29%
6/2007 - 11/2008	5.55%
12/2008 - 5/2010	5.76%
6/2010 - 2/2012	5.99%

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Amendment No. 3 to Term Loan Agreement, dated February 14, 2005, between Arden Realty Limited Partnership, as borrower, and Wells Fargo Bank, National Association, as administrative agent, sole lead arranger and lender, relating to the $75 million term loan.

10.2 Amendment No. 3 to Term Loan Agreement, dated February 14, 2005, between Arden Realty Limited Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, sole lead arranger and lender and Wachovia Bank, N.A., as lender, relating to the $50 million term loan.

99.1 Press Release dated February 18, 2005 of the Registrant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2005	ARDEN REALTY LIMITED PARTNERSHIP
	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer

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 (c) Exhibits

10.1 Amendment No. 3 to Term Loan Agreement, dated February 14, 2005, between Arden Realty Limited Partnership, as borrower, and Wells Fargo Bank, National Association, as administrative agent, sole lead arranger and lender, relating to the $75 million term loan.

10.2 Amendment No. 3 to Term Loan Agreement, dated February 14, 2005, between Arden Realty Limited Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, sole lead arranger and lender and Wachovia Bank, N.A., as lender, relating to the $50 million term loan.

99.1 Press Release dated February 18, 2005 of the Registrant.

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